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                                 Exhibit 23 (j)


                          Independent Auditors' Consent


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                                      C-7


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                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectus and Statement of Additional Information constituting parts of this Post-Effective Amendment No. 42 to the registration statement on Form N-1A (the "Registration Statement") of our report dated May 17, 1999 relating to the financial statements and financial highlights appearing in the March 31, 1999 Annual Report to Shareholders of Montgomery Emerging Markets Focus Fund and our report dated May 27, 1998 relating to the financial statements and financial highlights appearing in the March 31, 1998 Annual Report to Shareholders of Montgomery Global Long-Short Fund (two portfolios constituting part of The Montgomery Funds
II), which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the heading "Financial Highlights" in the Prospectus and under the heading "General Information" in the Statement of Additional Information.


/s/ PricewaterhouseCoopers LLP
San Francisco, CA
May 26, 1999